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                                                                 EXHIBIT 23.2



                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-3 (Nos. 33-95120, 33-93826, 333-15777, 333-27537 and 333-85241) and S-8 (Nos. 33-44606,
333-01512, 333-12063, 333-19675, 333-40821 and 333-09144) of Aames Financial
Corporation of our report dated August 6, 1998 appearing on page F-2 of this Form 10-K.


                                                 /s/ PricewaterhouseCoopers LLP


Los Angeles, California
September 28, 2000